GLAS-AIRE INDUSTRIES GROUP LTD.
                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS FOR THE
                  FISCAL YEARS ENDED DECEMBER 31, 2000 AND 2001
                             TO BE HELD JUNE 5, 2002


     Notice is hereby given that the Annual Meeting (the "Meeting") of the Shareholders (the "Shareholders") of Glas-Aire Industries Group Ltd., a Nevada corporation ("Glas-Aire" or the "Company"), will be held at 10:00 a.m., local time, on June 5, 2002, at the Delta Vancouver Airport located at 3500 Cessna Drive, Richmond, British Columbia, Canada, V7B 1C7, and any adjournments or postponements thereof (the "Annual Meeting") for the following purposes:

     1. To elect the following six (6) persons to serve as directors of Glas-Aire until the next Annual Meeting of Shareholders and thereafter until their successors shall have been elected and qualified: Raymond Gherardini, Craig Grossman, Robert C. Johnson, Robert D. Johnson, Harry B. Mosgrove, and Robert J. Zarlengo; and

     2. To ratify the selection of BDO Dunwoody LLP, Chartered Accountants as the independent public accountants of the Company for the fiscal year ending December 31, 2002; and

     3. To consider and act upon such other business as may properly come before the Meeting or any adjournments thereof.

     Only Shareholders of record at the close of business on April 12, 2002, shall be entitled to notice of and to vote at the meeting or any adjournments thereof. All Shareholders are cordially invited to attend the Meeting in person.


                                         By Order of the Board of Directors


May 10, 2002                             /s/  Craig Grossman
Denver, Colorado                         Craig Grossman, Chief Executive Officer

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WISH YOUR SHARES OF COMMON STOCK TO BE VOTED, YOU ARE REQUESTED TO SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE.

                         GLAS-AIRE INDUSTRIES GROUP LTD.
                             3137 Grandview Highway
                       Vancouver, British Columbia V5M 2E9
                                     Canada

                                 PROXY STATEMENT
                               DATED MAY 10, 2002

                       ANNUAL MEETINGS OF SHAREHOLDERS FOR
                THE FISCAL YEARS ENDED DECEMBER 31, 2000 AND 2001
                           TO BE HELD ON JUNE 5, 2002

                                     GENERAL
                                     -------

     This Proxy Statement is being furnished to the shareholders of Glas-Aire Industries Group Ltd., a Nevada corporation ("Glas-Aire" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of Glas-Aire (the "Board of Directors") from holders (the "Shareholders") of outstanding shares of common stock, $0.01 par value, of Glas-Aire (the "Common Stock"), for use at the Annual Meeting of the Shareholders to be held at 10:00 a.m., local time, on June 5, 2002, at the Delta Vancouver Airport located at 3500 Cessna Drive, Richmond, British Columbia, Canada, V7B 1C7 and any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement, Notice of Annual Meeting of Shareholders, and the accompanying Proxy Card are first being mailed to shareholders on or about May 10, 2002.

                       VOTING SECURITIES AND VOTE REQUIRED
                       -----------------------------------

     Only Shareholders of record at the close of business on April 12, 2002 (the "Record Date") are entitled to notice of and to vote the shares of Common Stock held by them on such date at the Meeting or any and all adjournments thereof. As of the Record Date, 2,532,866 shares of Common Stock were outstanding (not including 1,375,677 treasury shares). There was no other class of voting securities outstanding at that date.

     Each share of Common Stock held by a Shareholder entitles such Shareholder to one vote on each matter that is voted upon at the Meeting or any adjournments thereof.

     The presence, in person or by proxy, of the holders of one-third (1/3) of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Assuming that a quorum is present, the affirmative vote of the majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote on the subject matter will be required to elect each of the six nominees for directors of Glas-Aire and to ratify the selection of BDO Dunwoody LLP, Chartered Accountants, as the Company's independent public accountants.

     Abstentions and broker "non-votes" will be counted toward determining the presence of a quorum for the transaction of business; however, abstentions will have the effect of a negative vote on the proposals being submitted. Abstentions may be specified on all proposals. A broker "non-vote" will have no effect on the outcome of any of the proposals.

     If the accompanying proxy is properly signed and returned to Glas-Aire and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying Proxy will vote "FOR" the election of the six nominees for directors of Glas-Aire, "FOR" the ratification of BDO Dunwoody LLP, Chartered Accountants, as the Company's independent public accountants and as recommended by the Board of Directors with regard to any other matters or, if no such recommendation is given, in their own discretion.

     Each Proxy granted by a Shareholder may be revoked by such Shareholder at any time thereafter by writing to the Secretary of Glas-Aire prior to the Meeting, or by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote has been cast pursuant to the authority conferred by such Proxy.

     The cost of soliciting these Proxies, consisting of the printing, handling, and mailing of the Proxy and related material, and the actual expense incurred by brokerage houses, custodians, nominees, and fiduciaries in forwarding proxy materials to the beneficial owners of the shares of Common Stock, will be paid by Glas-Aire.

     In order to assure that there is a quorum, it may be necessary for certain officers, directors, regular employees, and other representatives of Glas-Aire to solicit Proxies by telephone or telegraph or in person. These persons will receive no extra compensation for their services.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                       ----------------------------------
                              REPORTING COMPLIANCE
                              --------------------

     The Company believes with respect to each person that served during fiscal 2001 as an officer or director of the Company that there were no transactions that occurred during the Company's most recent fiscal year end which required the filing of a Form 5.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                    ----------------------------------------
                              OWNERS AND MANAGEMENT
                              ---------------------

     The following table sets forth as of March 31, 2002, the beneficial ownership of the Company's common stock by each person known to the Company to own beneficially more than 5% of the Company's common stock and by the officers and directors of the Company, individually and as a group. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares of common stock.

   Name and Address of              Amount and Nature of
    Beneficial Owner                Beneficial Ownership        Percent of Class
------------------------            --------------------        ----------------
Raymond Gherardini                         625,000                   24.79%
2452 South Chase Lane
Lakewood, Colorado 80227

Robert C. Johnson                          625,000                   24.79%
7085 West Belmont Dr.
Littleton, Colorado 80123

William R. Ponsoldt                         21,489(3)                 0.84%
729 South Federal Highway #307
Stuart, Florida 34994

Alex Ding                                  124,093(2)                 4.88%
3137 Grandview Highway
Vancouver, B.C.
Canada V5M 2E9

Chris G. Mendrop                            21,489(3)                 0.84%
1860 Blake Street #500
Denver, Colorado 80202

Marc Baldinger                              21,489(3)                 0.84%
850 Lighthouse Drive
Palm City, Florida 34990

Todd M. Garrett                             21,489(3)                 0.84%
201 Marsala Drive
Newport Beach, California 92660

Craig Grossman                              21,489(3)                 0.84%
3137 Grandview Highway
Vancouver, B.C.
Canada V5M 2E9

Omer Esen                                   10,945                    0.43%
3137 Grandview Highway
Vancouver, B.C.
Canada V5M 2E9

Linda Kwan                                   8,350                    0.33%
3137 Grandview Highway
Vancouver, B.C.
Canada V5M 2E9

Rabideau Family Trust                      145,100                    5.75%
8101 E. Kalil Drive
Scottsdale, AZ 85260

Directors and executive officers
as a group (9 persons)                   1,376,740(2)(3)             52.53%
------------------------------

(1) Excludes 320,000 shares of Common Stock reserved for issuance under the Company's Stock Option Plans.

(2) Includes 87,572 shares sold by the numbered company controlled by Alex Ding in September 1998 to his mother, Ms. Sik Chun Fei. Mr. Ding may be deemed to be the beneficial owner, although not the record owner, of those shares.

(3) Includes options to purchase 10,000 shares granted to each of the directors on November 4, 1999, and options to purchase 10,000 shares granted to each of the directors on December 4, 2001.

Changes in Control

     The transactions described under CERTAIN TRANSACTIONS-REGENCY REDEMPTION and CERTAIN TRANSACTIONS-WONDER TOOL ACQUISITION each involved a "Change in Control." For further information please see CERTAIN TRANSACTIONS.

                          BOARD MEETINGS AND COMMITTEES
                          -----------------------------

     The Board met and/or took action by written consent a total of six times during fiscal year 2001. The Board has a standing Compensation Committee and an Audit and Finance Committee ("Audit Committee").

     On March 2, 1998, the Board of Directors established, and has since maintained, an Independent Audit Committee to (i) review and approve the scope of audit procedures employed by Glas-Aire's independent auditors; (ii) review and approve the audit reports rendered by Glas-Aire's independent auditors;
(iii) approve the audit fee charged by the independent auditors; (iv) report to the Board of Directors with respect to such matters; (v) recommend the selection of independent auditors; and (vi) discharge such other responsibilities as may be delegated to it from time to time by the Board for an Audit Committee of the Board of Directors. The members of the Audit Committee are Messrs. Mendrop and Baldinger, both of whom are independent directors as defined in Rule 4200(a)(14) of the National Association of Securities Dealers listing standards.

     The Audit Committee has reviewed and discussed with management the audited financial statements for the Company's periods ended December 20, 2001 and December 31, 2001. The Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as may be modified or supplemented. The Audit Committee has received the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified and has discussed with the independent accountants the independent accountants' independence.

     Based on the review and discussion referred to in the immediately foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the periods ended December 20, 2001 and December 31, 2001, be included in the Company's Annual Report on Form 10-KSB for the last fiscal year for filing with the Securities and Exchange Commission.

     The Board of Directors of the Company has adopted a written charter for the Audit Committee. A copy of the charter is included as Exhibit A.

     The Company also maintains a Compensation Committee consisting of Messrs. Grossman and Baldinger. The purpose of the Compensation Committee is to address compensation issues for senior members of the Company.

     During fiscal year 2001, with the exception of Messrs. Ding and Mendrop, who attended 66% and 33% of the meetings respectively, no director attended fewer than 75% of the aggregate of all meetings of the Board. The Audit Committee met via telephone conference three times during fiscal year 2001, with Messrs. Baldinger and Mendrop attending 100% of the meetings. The Compensation Committee did not meet during fiscal year 2001.



                     COMPENSATION OF OFFICERS AND DIRECTORS
                     --------------------------------------

     The following table summarizes all compensation paid to the former Chief
Executive Officer, the new President and Chief Executive Officer, and the former
President and Chief Operating Officer of the Company (together, the "Named
Executive Officers") for services rendered to the Company during the last three fiscal years. The amount of compensation paid to each of the other executive officers as total annual salary and bonus does not exceed $100,000.

                                                                        Annual Compensation
                                                                ------------------------------------
                                            Fiscal year
                                               ended           Annual                              Other
Name and principal position                December 31,        Salary             Bonus        Compensation
---------------------------                ------------        ------             -----        ------------
Craig Grossman                                  2001                            $100,000(1)       $ 6,000(2)
  President and Chief Executive                 2000(3)                                           $11,000(2)
  Officer                                       1999(4)                                           $ 2,250(2)

William R. Ponsoldt                             2001                                              $ 6,000(2)
  Chairman of the Board, and former             2000(3)                                           $11,000(2)
  Chief Executive Officer                       1999(4)                                           $ 2,250

Alex Y. W. Ding                                 2001            $77,066                           $ 2,500
  Former President , former Chief               2000(3)         $82,659          $22,046(5)       $11,000(2)
  Operating Officer, former Treasurer           1999(4)         $83,170          $13,528(5)       $ 2,250(2)
   and former Director
-------------------------

(1) Mr. Grossman was paid this bonus for management services he provided to the Company for the year ended December 31, 2001.

(2) Represents fees paid in connection with services as a director of the Company.

(3) The Company changed its fiscal year end from January 31 to December 31 effective December 31, 2000, so that the information presented is actually for the 11 months ended December 31, 2000.

(4) The Company changed its fiscal year end from January 31 to December 31 effective December 31, 2000, so that the information presented is actually for the 12 months ended January 31, 2000.

(5) Represents bonuses paid pursuant to the Company's profit sharing program described below.

                                       6



Option Grants in the Last Fiscal Year

     The following table sets forth information concerning options granted during fiscal 2001 to the Named Executive Officers.


------------------------------ -------------------- ------------------- ------------ ----------------------
                                   Number of            % of Total
                                   Securities         Options Granted
                                   Underlying         to Employees in     Exercise
            Name                 Options Granted        Fiscal Year        Price         Expiration Date
                                 ---------------        -----------        ------        ---------------
------------------------------ -------------------- ------------------- ------------ ----------------------
William R. Ponsoldt                   10,000                50%            $1.00        December 3, 2006
------------------------------ -------------------- ------------------- ------------ ----------------------
Craig Grossman                        10,000                50%            $1.00        December 3, 2006
------------------------------ -------------------- ------------------- ------------ ----------------------

                                                     7

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-end Option
Values

     During the fiscal year ended December 31, 2001, there were no options exercised by any officers, directors, or employees of the Company. Further, on December 31, 2001, the exercise prices of all existing options were in excess of the market value of those options. The following table sets forth information concerning the number of shares that may be acquired on the exercise of options and exercisable and unexercisable stock options at the end of fiscal 2001 for the Named Executive Officers and the directors.

--------------------------------------------------------------------------------
                                            Number of Securities Underlying
NAME                                        Unexercised Options at Year End
--------------------------------------------------------------------------------
                                               Exercisable     Unexercisable
--------------------------------------------------------------------------------
William R. Ponsoldt                               20,000                0
--------------------------------------------------------------------------------
Craig Grossman                                    20,000                0
--------------------------------------------------------------------------------
Marc Baldinger                                    20,000                0
--------------------------------------------------------------------------------
Todd Garrett                                      20,000                0
--------------------------------------------------------------------------------
Chris Mendrop                                     20,000                0
--------------------------------------------------------------------------------

Employment Agreements

     Effective August 1, 2000, the Company entered into amended and restated employment agreements with Omer Esen and Linda Kwan. The agreements are for two-year terms. Under those employment agreements, Messrs. Esen and Ms. Kwan are each entitled to base annual compensation of $67,480(US). Messrs. Esen and Ms. Kwan are paid in Canadian dollars and the US dollar figures in the preceding sentence are based upon conversion at the average exchange rate during the year. In addition to base compensation and the minimum bonuses as provided in the agreements, Messrs. Esen and Ms. Kwan will be entitled to participate in the profit sharing program described below.

     The Board of Directors has authorized the Company to enter into two employment agreements with Mr. Craig Grossman, the Company's Chief Executive Officer and a member of the Board of directors. One employment agreement is between Mr. Grossman and the Company and the other agreement is between Mr. Grossman and the Company's Canadian operating subsidiary Glas-Aire Industries Ltd. The principal terms of the employment agreements are summarized below. The employment agreements are to be retroactively effective as of January 1, 2002, and terminate on December 31, 2005, unless earlier terminated by the Company or Mr. Grossman. The employment agreements are automatically renewable for three year terms. The employment agreements provide for aggregate annual salary of $213,000, a car allowance of $11,400 per year, medical insurance in both the United States and Canada for Mr. Grossman and his family, and an annual bonus. The annual bonus shall be equal to 10% of the increase in net shareholder's equity over the net shareholder's equity for the previous fiscal year with any incremental increase in shareholder's equity resulting from the issuance of any shares of preferred or common stock for cash or other property excluded in calculating the annual bonus. If a change of control occurs as defined in the agreement, Mr. Grossman may at his option elect to treat the change of control as termination for other than cause and be paid a severance payment equal to 18 months of his compensation. In addition, Mr. Grossman was granted warrants to acquire 255,000 shares of the Company's common stock at an exercise price of $0.01 per share, which expire on April 12, 2012, and contain customary anti-dilution provisions. The Warrants were granted on April 12, 2002, and vest as follows: 85,000 shares of the Company's common stock vested immediately upon signing of the agreement, with warrants to acquire an additional 85,000 shares vesting on the first anniversary of the date of the agreement provided that Mr. Grossman is employed by the Company, and warrants to acquire an additional 85,000 shares vesting on the second anniversary of the date of the agreement provided that Mr. Grossman is employed by the Company.

Executive Incentive Compensation Plan

     On August 1, 2000, The Compensation Committee of the Board of Directors approved and established an Executive Incentive Compensation Plan (the "Executive Compensation Plan"). The purpose of the Executive Compensation Plan is to help the Company employ and retain key executive officers. The Executive Compensation Plan has three components--base salary, cash incentive, and an incentive stock option award. The cash incentive portion is based upon the Company achieving annual earnings goals ("Incentive Goal") based upon earnings before income taxes including only the earnings derived from the Company and its consolidated subsidiaries. If 100% of the Incentive Goal is achieved then the eligible executives each will receive a cash bonus equal to 38.5% of their base salary. If 125% of the Incentive Goal is achieved then each will receive a cash bonus equal to 57.75% of their base salary, and if 150% of the Incentive Goal is achieved then each will receive a cash bonus equal to 77% of their base salary. Under no circumstances will actual bonuses for any fiscal year exceed 25% of the Company's Net Income (after taxes) or Earnings Applicable to Common Stock (as appropriate). The Incentive Stock Option Award portion of the Executive Compensation Plan provides for the award of incentive options to the eligible executive officers based upon the Company achieving 100% of the Incentive Goal. If the Incentive Goal is achieved, then the Compensation Committee shall cause to be set aside options equal to 5% of the Company's outstanding shares for awards to employees, with 70% of those options being available to the eligible executive officers, 10% of the entire option pool is available for issuance to the Chairman, provided that the Chairman is not compensated by a salary. Any options granted will vest as follows: 1/3 on the date of grant, 1/3 on the first anniversary of the date of grant, and 1/3 on the second anniversary of the date of grant.

Directors

     The Company paid $6,000 in cash to five directors and $2,500 to Mr. Alex Ding during the fiscal year ended December 31, 2001, and granted each of the directors options to acquire 10,000 shares of Glas-Aire's common stock at an exercise price of $1.00 per share which expire on December 31, 2006. The company paid $5,000 and issued 1,996 shares of common stock valued at $5,000 to each of six directors (employee and non-employee) during the fiscal year ended December 31, 2000 as compensation for serving as directors. The Company did not hold an annual meeting in 2001, and as a result, the directors were not issued any shares.

     At the Annual Meeting on November 4, 1999, the shareholders approved a directors' compensation plan that provides for the following:

     o An annual retainer for directors of $10,000, payable one-half in cash and one-half in Glas-Aire common stock, such stock to be valued at the average bid price for the common stock for the 30 days preceding their election to the Board.

     o A cash fee of $125 per hour for each Board, committee or shareholders meeting attended; provided that multi-day meetings and specific consultations with Glas-Aire's executive management lasting at least eight hours are compensated on a flat per diem rate of $1,000.

     o An annual award of an option to purchase 10,000 shares of Glas-Aire's common stock, at fair market value on date of grant. Options granted under this provision expire five years from the date of grant, are exercisable in cash and contain anti-dilution provisions.

Profit Sharing Program

     The Company has adopted a profit sharing program that provides that an amount equal to 10% of the Company's income before income taxes (subject to some adjustments) may be distributed to officers and employees of the Company. Distributions pursuant to the plan for the year ended December 31, 2001 aggregated approximately $117,209.

Option Plans

     The Board of Directors of the Company has adopted an Incentive Stock Option Plan (the "Qualified Plan") which provides for the grant of options to purchase an aggregate of not more than 160,000 shares of the Company's common stock. The purpose of the Qualified Plan is to make options available to management and employees of the Company in order to provide them with a more direct stake in the future of the Company and to encourage them to remain with the Company. The Qualified Plan provides for the granting to management and employees of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code").

     The Board of Directors of the Company has adopted a Non-Qualified Stock Option Plan (the "Non-Qualified Plan") which provides for the grant of options to purchase an aggregate of not more than 160,000 shares of the Company's common stock. The purpose of the Non-Qualified Plan is to provide certain key employees, independent contractors, technical advisors and directors of the Company with options in order to provide additional rewards and incentives for contributing to the success of the Company. These options are not incentive stock options within the meaning of Section 422 of the Code.

     The Qualified Plan and the Non-Qualified Plan (the "Stock Option Plans") will be administered by a committee (the "Committee") appointed by the Board of Directors which determines the persons to be granted options under the Stock Option Plans and the number of shares subject to each option. No options granted under the Stock Option Plans will be transferable by the optionee other than by will or the laws of descent and distribution and each option will be exercisable, during the lifetime of the optionee, only by such optionee. Any options granted to an employee will terminate upon his ceasing to be an employee, except in limited circumstances, including death of the employee, and where the Committee deems it to be in the Company's best interests not to terminate the options.

     The exercise price of all incentive stock options granted under the Qualified Plan must be equal to the fair market value of such shares on the date of grant as determined by the Committee, based on guidelines set forth in the Qualified Plan. The exercise price may be paid in cash or (if the Qualified Plan shall meet the requirements of rules adopted under the Securities Exchange Act of 1934) in common stock or a combination of cash and common stock. The term of each option and the manner in which it may be exercised will be determined by the Committee, subject to the requirement that no option may be exercisable more than 10 years after the date of grant. With respect to an incentive stock option granted to a participant who owns more than 10% of the voting rights of the Company's outstanding capital stock on the date of grant, the exercise price of the option must be at least equal to 110% of the fair market value on the date of grant and the option may not be exercisable more than five years after the date of grant. The exercise price of all stock options granted under the Non-Qualified Plan must be equal to at least 80% of the fair market value of such shares on the date of grant as determined by the Committee, based on guidelines set forth in the Non-Qualified Plan.

                              CERTAIN TRANSACTIONS
                              --------------------

     REGENCY REDEMPTION

     On October 1, 2001, the Company completed a transaction for the repurchase of all of its shares of common stock owned by Regency Affiliates, Inc. and its wholly-owned subsidiary, Speed.com, Inc. The Company's Chairman of the Board of Directors, William Ponsoldt, is the Chairman of the Board, Chief Executive Officer and President of Regency Affiliates, Inc. Prior to the transaction, Regency owned 1,215,105 shares of Glas-Aire's common stock and Glas-Aire owned 4,040,375 shares of Regency's common stock. Glas-Aire acquired 1,215,105 shares of its common stock representing approximately 50% of the issued and outstanding shares of Glas-Aire for $2,500,000 in cash plus 4,040,375 of Regency's common stock, representing approximately 23% of the issued and outstanding shares of Regency.

     WONDER TOOL ACQUISITION

     On December 21, 2001, in connection with the Wonder Tool acquisition among Glas-Aire, Glas-Aire Acquisition Corporation, a Colorado corporation and wholly-owned subsidiary of the Company, Cyclo and Wonder Tool, Wonder Tool and Glas-Aire Acquisition Corporation merged. Cyclo received 1,250,000 shares of Glas-Aire's common stock (which constituted approximately 50.7% of the Company's total outstanding voting stock) in exchange for 1,000 shares of Wonder Tool's common stock which it owned. As a consequence of the merger, Wonder Tool became a wholly-owned subsidiary of the Company. After the closing, Cyclo transferred the shares to Johnson and Gherardini. Hence, Johnson and Gherardini each own 625,000 shares of the Company and together control a majority of Glas-Aire's voting stock. Both Johnson and Gherardini have been elected to serve on Glas-Aire's board of directors.

     OTHER TRANSACTIONS

     On December 4, 2001, the Board of Directors approved a cash bonus of $100,000 to Mr. Craig Grossman, as compensation for his management services to the Company during the year ended December 31, 2001.

                                   PROPOSAL 1
                                   ----------

                           ELECTION OF SIX (6) PERSONS
                      TO SERVE AS DIRECTORS OF THE COMPANY

     Glas-Aire's directors are elected annually to serve until the next Annual Meeting of Shareholders and thereafter until their successors shall have been elected and qualified. The number of directors presently authorized by the Articles of Incorporation of Glas-Aire is not less than one (1) nor more than seven (7).

     Unless otherwise directed by Shareholders, the proxy holders will vote all shares represented by proxies held by them for the election of the following nominees, all of whom are now members and constitute Glas-Aire's Board of Directors. Glas-Aire is advised that all nominees have indicated their availability and willingness to serve if elected. In the event that any nominee becomes unavailable or unable to serve as a director of Glas-Aire prior to the voting, the proxy holders will vote for a substitute nominee in the exercise of their best judgment.

                    Nominees                               Age
                    --------                               ---

                Raymond Gherardini                          56

                Craig Grossman                              39

                Robert C. Johnson                           57

                Robert D. Johnson                           55

                Harry B. Mosgrove                           57

                Robert J. Zarlengo                          51

Information Concerning Nominees

     Raymond Gherardini, 56, has served as a director of the Company since December 21, 2001. Mr. Gherardini is currently Vice President for Sales/Marketing at Cyclo Manufacturing Co. Mr. Gherardini attended Colorado State University in Fort Collins, Colorado and majored in Business Administration. He is also Chairman of the Board of Shanghai-Cyclo, Cyclo's Chinese joint venture. Mr. Gherardini has thirty-four (34) years experience in the automotive industry. Mr. Gherardini has developed sales and marketing programs aimed at the automotive chain stores, automotive warehouse distributors, mass merchant chain accounts and automotive dealer networks. Mr. Gherardini has handled the diverse classes of automotive trades either on a direct basis or through factory representatives. Immediately prior to acquiring Cyclo, Mr. Gherardini was Vice President of Sales and Marketing for Turbo Tek Enterprises, Inc., a California marketing firm with 1989 sales of $30MM. Mr. Gherardini was founder of Turbo Tek in 1984 and was responsible for its successful sales and marketing programs in the United States and overseas. Mr. Gherardini was a member of APAA for many years and is currently a member of SEMA through his company.

     Craig Grossman, 39, has served as a director of the Company since May 21, 1999. From September 12, 2001, until December 4, 2001, Mr. Grossman served as the acting President of the Company. On December 4, 2001, the Board of Directors appointed Mr. Grossman the Chief Executive Officer and President of the Company. From 1999 to the present Mr. Grossman has been the President of Allied Conservancy Group, Inc., a private hedge fund. Since 1999, Mr. Grossman has served as the managing partner of Tallman Gulch Development Group, LLC, an investment group funding a 500-acre residential land development in Douglas County, Colorado. From 1993 to 2001, he served as the Vice-President of Saddleback Mountain Development, an investment group funding an 1800-acre residential development in Evergreen, Colorado. From 1998 to 1999, Mr. Grossman served as the Chief Executive Officer of On-line Mortgage Service, a licensed retail mortgage broker doing business in eleven states. From 1994 to 1995, Mr. Grossman also served as the President and a Director of Regency Affiliates, Inc. Mr. Grossman has extensive experience in finance and in planning and developing complex projects.

     Robert C. Johnson, 57, has served as a director of the Company since December 21, 2001. Mr. Johnson is currently the President and Chief Operating Officer of Cyclo Manufacturing Company, Denver, Colorado. Mr. Johnson is also Chairman, Chief Executive Officer and principal owner of Summit Mattress Co. in Denver, Colorado. He graduated as a petroleum engineer from the Colorado School of Mines in Golden, Colorado and attended the University of Virginia Management School in 1980. Prior to acquiring Cyclo in 1989, Mr. Johnson spent twenty-three
(23) years in the oil and gas industry. Mr. Johnson joined Amoco Production Co. after graduation in 1966 and served in various managerial, operating, technical, and financial capacities over his nineteen (19) year tenure.

     Robert D. Johnson, 55, currently oversees his personal investments while maintaining an active Director role with Rockport Healthcare Group, Inc. (NASDAQ-BB). From 1986 to March 2001, Mr. Johnson was Chief Executive Officer of and owner of Bannon Energy Incorporated, an independent oil and gas company located in Houston, Texas. In 1996, Bannon sold substantially all of its oil and gas assets. During the past five (5) years, Bannon has focused on venture capital investments in start-up companies and trading of common stocks and options of publicly traded companies. Bannon owned a majority of the membership interest in Newton Healthcare Networks, LLC when it was acquired by Rockport Healthcare Group, Inc. and as a result of the acquisition of Bannon's interest, Mr. Johnson was elected as a director of the Company. Bannon owned a majority interest in InfraResources, LLC, a provider of information technology personnel on a contract basis, which was sold to ClearWorks.net, Inc. in April 1998. Mr. Johnson has a Bachelors degree in Engineering and thirty (30) years of experience in the oil and gas industry in various management positions with major and independent oil and gas companies.

     Harry B. Mosgrove, 57, currently oversees his personal investments after culminating in 2000, a nineteen (19) year career with Copper Mountain, Inc. a fully integrated Ski and Golf Resort located in Summit County, Colorado. Mr. Mosgrove's last level of responsibility for Copper Mountain was as its President and Chief Executive Officer (13 years). He was responsible for all aspects of the resort including its real estate development. He successfully negotiated a merge of Copper Mountain, Inc. with Intrawest, a NYSE and Toronto listed company, in 1997 at a value in excess of $100MM. Mr. Mosgrove's career prior to Copper Mountain, Inc. included eighteen (18) years in real estate and property management with Aristek Corporation, Tellus Realty Services of Colorado, Fulscher Company and Van Schaack & Co. where he started in 1963. Mr. Mosgrove was an Honors Graduate of Regis College in Denver, Colorado where he received a degree in accounting and finance.

     Robert J. Zarlengo, 51, has been in the practice of public accounting since 1972. He is currently the managing partner of the newly merged CPA firm of Zarlengo Wilkins & Co. Previously, he was managing partner of Hines, Condon & Zarlengo P.C. Mr. Zarlengo focuses his practice on consulting in the manufacturing, construction, real estate, and health care industries. He works with entrepreneurs in helping them set-up their businesses and on-going management of well-established businesses, as well as counseling individuals on their personal tax and estate planning.

     Mr. Zarlengo is a member of the American Institute of CPAs and has served on some of the AICPA senior committees. Mr. Zarlengo is a member of the organization's Private Companies Practice Section and has served as Team Captain of Peer Reviews throughout the United States. Mr. Zarlengo is a member of the Colorado Society of CPA's, serves on the Accounting Advisory Board of Regis University, the Board of Trustees of Holy Family High School, Inc. and is a member of the Archdiocese of Denver Pastoral Council.

     No family relationship exists among any of the named directors and executive officers. Except as described herein, no arrangement or understanding exists between any such director or officer and any other persons pursuant to which any director or executive officer was elected as a director or executive officer of Glas-Aire.

Board Recommendation

     The Board recommends a vote FOR the election of each of the six nominees for directors of Glas-Aire.

                                   PROPOSAL 2
                                   ----------

                          RATIFICATION OF SELECTION OF
             BDO DUNWOODY LLP, CHARTERED ACCOUNTANTS AS INDEPENDENT
                          PUBLIC ACCOUNTANTS OF COMPANY

     The Board of Directors has selected BDO Dunwoody LLP, Chartered Accountants as independent public accountants of the Company for the fiscal year ending December 31, 2002, and has further directed that the Company submit the selection of independent public accountants for ratification by shareholders at the Annual Meeting of Shareholders. A representative of BDO Dunwoody LLP, is expected to be present at the annual meeting with the opportunity to make a statement and be available to respond to appropriate questions.

     Unless otherwise directed by shareholders, the proxy holders will vote all shares represented by proxies held by them to ratify the selection of BDO Dunwoody LLP as independent public accountants of the Company for the fiscal year ending December 31, 2002.

Board Recommendation

     The Board recommends a vote FOR the ratification of the selection of BDO Dunwoody LLP as independent public accountants of the Company for the fiscal year ending December 31, 2002.

Fees Paid to the Independent Auditors

Audit Fees

     The aggregate fees billed by BDO Dunwoody LLP for professional services rendered for the audit of the company's annual consolidated financial statements for the year ended December 31, 2001 and the reviews of the unaudited interim financial statements included in the company's Form 10-Q's for the year ended December 31, 2001 ("Audit Services") were $ 123,720.

Financial Information Systems Design and Implementation Fees

     BDO Dunwoody LLP did not perform any professional services with respect to financial information systems design and implementation for the year ended December 31, 2001 ("Technology Services").

All Other Fees

     BDO Dunwoody LLP billed the Company $ 12,600, in the aggregate for professional services rendered by BDO Dunwoody LLP for all services other than those services covered in the sections captioned "Audit Fees" and "Financial Information Systems Design and Implementation Fees" for the Company's 2001 fiscal year. These other services include: (i) tax planning, (ii) services rendered in connection with an acquisition made by the Company, and (iii) assistance with regulatory filings.

     In making its recommendation to ratify the appointment of BDO Dunwoody LLP as the Company's independent accountants for the fiscal year ending December 31, 2002, the audit committee has considered whether non-audit services provided by BDO Dunwoody LLP are compatible with maintaining the independence of BDO Dunwoody LLP.

                                     GENERAL
                                     -------

Other Matters

     The Board of Directors does not know of any matters that are to be presented at the Annual Meeting of Shareholders other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

                 SHAREHOLDER PROPOSALS FOR 2002 PROXY STATEMENT
                 ----------------------------------------------

     Shareholders of the Company may submit proposals ("Stockholder Proposals") on matters appropriate for shareholder action at meetings of the Company's shareholders in accordance with Rule 14a-8 promulgated under the Exchange Act ("Rule 14a-8"). Pursuant to the Company's Bylaws, for such proposals to be included in the Company's proxy materials relating to its Annual Meeting of Shareholders to be held in 2003 for the fiscal year ending December 31, 2002, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by February 4, 2003. Such proposals should be delivered to Glas-Aire Industries Group, Ltd., 3137 Grandview Highway Vancouver, British Columbia V5M 2E9, Attn: Secretary.

     Except in the case of proposals made in accordance with Rule 14a-8, the Bylaws of the Company require that shareholders intending to bring any business before an annual meeting of shareholders deliver written notice thereof to the Company setting forth with particularity (i) the names and business addresses of the Proponent and all Persons (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act")) acting in concert with the Proponent; (ii) the names and addresses of the Proponent and the Persons identified in clause (i), as they appear on the Corporation's books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the Persons identified in clause (i);
(iv) a description of the Stockholder Proposal containing all information material thereto; (v) a description of all arrangements or understandings between the Proponent and any other Persons (including the names of such other Persons) in connection with the Stockholder Proposal and any material interest of the Proponent or such Persons in such Stockholder Proposal and (vi) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders to consider the Stockholder Proposal.

     Upon receipt of the Stockholder Proposal and prior to the stockholders' meeting at which such Stockholder Proposal will be considered, if the Board of Directors or a designated committee or the officer who will preside at the meeting of the stockholders determines that the information provided in a

Stockholder Proposal does not satisfy the requirements of the Bylaws or is otherwise not in accordance with applicable law, the Secretary of the Corporation shall promptly notify the Proponent of the deficiency in the notice. Such Proponent shall have the opportunity to cure the deficiency by providing additional information to the Secretary within the period of time, not to exceed five days from the date such deficiency notice is given to the Proponent, determined by the Board of Directors, such committee or such officer. If the deficiency is not cured within such period, or if the Board of Directors, such committee or such officer determines that the additional information provided by the Proponent, together with the information previously provided, does not satisfy the requirements of the Bylaws or is otherwise not in accordance with applicable law, then such Stockholder Proposal shall not be presented for action at the stockholders' meeting in question.

                                         By Order of the Board of Directors

                                         /s/  Craig Grossman
                                         Craig Grossman, Chief Executive Officer

                                                                      Appendix A


                         GLAS-AIRE INDUSTRIES GROUP LTD.
                             3137 Grandview Highway
                       Vancouver, British Columbia V5M 2E9
                                     Canada

                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 5, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned shareholder of Glas-Aire Industries Group, Ltd., a Nevada corporation, acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, dated May 10, 2002, and hereby appoints Craig Grossman and Omer Esen, or either of them, each with the power of substitution, as Attorneys and Proxies to represent and vote all shares of common stock of the company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue thereof with respect to the following matters:

     1. Election of the following six (6) persons to serve as directors of the company until the next Annual Meeting of Shareholders and thereafter until their successors shall have been elected and qualified:

          Raymond Gherardini

              FOR   [   ]          AGAINST   [   ]          ABSTAIN   [   ]

          Craig Grossman

              FOR   [   ]          AGAINST   [   ]          ABSTAIN   [   ]

          Robert C. Johnson

              FOR   [   ]          AGAINST   [   ]          ABSTAIN   [   ]

          Robert D. Johnson

              FOR   [   ]          AGAINST   [   ]          ABSTAIN   [   ]

          Harry B. Mosgrove

              FOR   [   ]          AGAINST   [   ]          ABSTAIN   [   ]

          Robert J. Zarlengo

              FOR   [   ]          AGAINST   [   ]          ABSTAIN   [   ]

     2. Ratification of the selection of BDO Dunwoody LLP, Chartered Accountants as the independent public accountants for the Company for the fiscal year ending December 31, 2002.

              FOR   [   ]          AGAINST   [   ]          ABSTAIN   [   ]

     3. To act upon such other matters as may properly come before the meeting or any adjournments thereof.

     This proxy, when properly executed, will be voted as directed. If no direction is indicated, the proxy will be voted FOR the election of each of the nominees listed above to the Board of Directors and FOR the proposal to select BDO Dunwoody LLP as the independent public accountants for the company for the fiscal year ending December 31, 2002.



Dated:                     , 2002
      ---------------------                 -----------------------------------
                                            Signature



                                            -----------------------------------
                                            Signature if held jointly




                                     [LABEL]




Please sign your name exactly as it appears hereon. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


       PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD IMMEDIATELY USING
                             THE ENCLOSED ENVELOPE.

                                                                      Exhibit A


                         GLAS-AIRE INDUSTRIES GROUP LTD.
                         -------------------------------
                             AUDIT COMMITTEE CHARTER
                             -----------------------

                                  Organization
                                  ------------

     There shall be a committee of the Board of Directors (the "Board") of Glas-Aire Industries Group, Ltd. (the "Corporation") to be known as the audit committee ("Committee"). The Committee shall be composed of directors who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of time Committee may designate a Chair by majority vote of the full Committee membership.

                               Statement of Policy
                               -------------------

     The audit committee shall provide assistance to the Board in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the

Corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the Board, the independent auditors, the internal auditors, and the financial management of the Corporation.

                                Responsibilities
                                ----------------

     In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and shareholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the audit committee will:

     Review and recommend to the Board the independent auditors to be selected to audit the financial statements of the Corporation and its divisions and subsidiaries.

     Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     Review with the independent auditors, the Corporation's internal auditor (if any), and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review the Corporation's policy statements to determine their adherence to the code of conduct.

     Inquire of management, the director of internal auditing (if any), and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the Corporation.

     Review the internal audit function of the Corporation (if one exists), including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

     Receive prior to each meeting, a summary of findings from completed internal audits (if any) and a progress report on the proposed internal audit plan (if any), with explanations for any deviations from the original plan.

     Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

     Provide sufficient opportunity for the internal (if any) and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors evaluation of the Corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     Review accounting and financial human resources and succession planning within the Corporation.

     Submit the minutes of all meetings of the audit committee to or discuss the matters discussed at each committee meeting with the Board.

     Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

     Review policies and procedures with respect to officers expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor (if any) or the independent accountant.

     Prepare a letter for inclusion in the annual report that describes the committees composition and responsibilities, and how they were discharged.